Exhibit 99.2

March 15, 2005

Export Development Canada
151 O’Connor Street
Ottawa, Ontario
Canada K1A 1K3
Attention: David Guy

Ladies and Gentlemen:

     We refer to the Master Facility Agreement dated February 14, 2003, by and between Nortel Networks Limited (the “Company”) and Export Development Canada (“EDC”), as amended by that certain Amending Agreement No. 1 To Master Facility Agreement dated as of July 10, 2003, by and between the Company and EDC, as further amended by that certain letter agreement by and between the Company and EDC dated as of March 29, 2004 (the “March 29 Letter”), as further amended by that certain letter agreement by and between the Company and EDC dated as of May 28, 2004 (the “May 28 Letter”), as further amended by that certain letter agreement by and between the Company and EDC dated as of August 20, 2004 (the “August 20 Letter”), as further amended by that certain letter agreement by and between the Company and EDC dated as of September 29, 2004 (the “September 29 Letter”), as further amended by that certain letter agreement by and between the Company and EDC dated as of October 29, 2004 (the “October 29 Letter”), as further amended by that certain letter agreement by and between the Company and EDC dated as of November 19, 2004 (the “November 19 Letter”), as further amended by that certain letter agreement by and between the Company and EDC dated as of December 10, 2004 (the “December 10 Letter”), as further amended by that certain letter agreement by and between the Company and EDC dated as of January 14, 2005 (the “January 14 Letter”), and as further amended by that certain letter agreement by and between the Company and EDC dated as of February 15, 2005 (the “February 15 Letter”, and together with the March 29 Letter, the May 28 Letter, the August 20 Letter, the September 29 Letter, the October 29 Letter, the November 19 Letter, the December 10 Letter and the January 14 Letter, the “Letters”).

Nortel
8200 Dixie Road Suite 100 Brampton Ontario Canada L6T 5P6
www.nortel.com

     The Master Facility Agreement, as so amended, is referred to hereinafter as the “EDC Agreement”. Capitalized terms used but not defined herein are used with the meanings given to those terms in the EDC Agreement and the Master Indemnity Agreement.

     We also refer to (i) the Indenture dated as of November 30, 1988 (the “1988 Indenture”) between the Company and The Bank of New York as successor trustee to The Toronto-Dominion Bank Trust Company; (ii) the Indenture dated as of February 15, 1996 (the “1996 Indenture”) among the Company, Nortel Networks Capital Corporation (“NNCC”) and The Bank of New York as trustee; (iii) the Indenture dated as of December 15, 2000 (the “2000 Indenture”) among the Company, NNCC and Deutsche Bank Trust Company Americas as successor trustee to Citibank, N.A.; and (iv) the Indenture dated as of August 15, 2001 among Nortel Networks Corporation (“NNC” and together with the Company, “Nortel Networks”), the Company as guarantor and Deutsche Bank Trust Company Americas (formerly known as The Bankers Trust Company) as trustee (the “2001 Indenture” and, together with the 1988 Indenture, the 1996 Indenture and the 2000 Indenture, the “Nortel Indentures”).

     We have advised you that (i) the Company and NNC did not file their Annual Reports on Form 10-K for the year ended December 31, 2003 (the “2003 Annual Reports”) with the United States Securities and Exchange Commission (the “SEC”) by March 15, 2004, the date by which such filings were required, and did not deliver their 2003 Annual Reports to the trustees under the Nortel Indentures or to EDC under the EDC Agreement by the date on which such deliveries were required therein, (ii) the Company and NNC did not file their Quarterly Reports on Form 10-Q for the quarter ended March 31, 2004 (the “First Quarter Reports”), with the SEC by May 10, 2004, the date by which such filings were required, and did not deliver their First Quarter Reports to the trustees under the Nortel Indentures or to EDC under the EDC Agreement by the date on which such deliveries were required therein, (iii) the Company and NNC did not file their Quarterly Reports on Form 10-Q for the quarter ended June 30, 2004 (the “Second Quarter Reports”) with the SEC by August 9, 2004, the date by which such filings were required, and did not deliver their Second Quarter Reports to the trustees under the Nortel Indentures or to EDC under the EDC Agreement by the date on which such deliveries were required therein, (iv) the Company and NNC did not file their Quarterly Reports on Form 10-Q for the quarter ended September 30, 2004 (the “Third Quarter Reports” and together with the First Quarter Reports and the Second Quarter Reports, the “Quarterly Reports”) with the SEC by November 9, 2004, the date by which such filings were required, and did not deliver their Third Quarter Reports to the trustees under the Nortel Indentures or to EDC under the EDC Agreement by the date on which such deliveries were required therein (such failures to timely file and deliver the 2003 Annual Reports and the Quarterly Reports, the “Delayed Filings”), and (v) the Company, as a result of its re-examination of the establishment, timing of, support for and release to income of certain accruals and provisions in prior periods, announced the need to restate its previously filed financial results for certain prior periods (the “Restatements”).

     We have also advised you that, as of the date hereof, the Company and NNC (i) have filed their 2003 Annual Reports, First Quarter Reports and Second Quarter Reports with the SEC and delivered their 2003 Annual Reports, First Quarter Reports and Second Quarter Reports to the trustees under the Nortel Indentures and to EDC under the EDC Agreement, (ii) have not yet filed their Third Quarter Reports with the SEC and have not yet delivered their Third Quarter Reports to the trustees under the Nortel Indentures or to EDC under the EDC Agreement and (iii) do not expect to file their Annual Reports on Form 10-K for the year ended December 31, 2004 (the “2004 Annual Reports” and together with the 2003 Annual Reports, the “Annual Reports”) with the SEC by March 16, 2005, the date by which such filings are required, and do not expect to deliver their 2004 Annual Reports to the trustees under the Nortel Indentures by the date on which such deliveries are required therein (such anticipated failures to timely file and deliver the 2004 Annual Reports together with the failures to timely file and deliver Third Quarter Reports, the “Continued Delayed Filings” and together with the Delayed Filings and the Restatements, the “Events”).

     Absent the waivers contained in the Letters, the Delayed Filings and the Continued Delayed Filings would have resulted in the occurrence of an Event of Default and a Specified Event of Default under the EDC Agreement pursuant to the “cross-default” provision contained in Section 6.1(f)(ii), and an Event of Default under the provisions of Section 6.1(d) due to failure or potential failure to comply with certain information covenants contained in the EDC Agreement. Section 6.1(f)(ii) of the EDC Agreement defines Event of Default and Specified Event of Default to include the occurrence of any event that enables the holders of any Material Debt (which is defined to include each series of the Company’s outstanding debt securities) to declare such Material Debt due and payable prior to its scheduled maturity (with or without the giving of notice, the lapse of time or both).

     Section 6.1(d) of the EDC Agreement defines an Event of Default to include the failure to observe or perform any covenant or agreement contained in any Facility Document, including a failure to deliver the Annual Reports and the Quarterly Reports when required by Sections 5.1(a) and (b), respectively, of the EDC Agreement, and a failure to deliver the officer’s certificates required by Section 5.1(c) of the EDC Agreement, if any such failure continues for thirty days after notice thereof is provided by EDC to the Company. In addition, as a result of the circumstances giving rise to the Restatements, (x) the Company may be in violation of Section 5.7 of the EDC Agreement and (y) the representations and warranties contained in Sections 4.1(d)(i) of the EDC Agreement may have been incorrect when made or when deemed made.

     The Company hereby requests that EDC waive the occurrence of any Event of Default or Specified Event of Default resulting from (i) the Delayed Filings or the Continued Delayed Filings to the extent that such Event of Default or Specified Event of Default arises under Sections 5.1(a), 5.1(b), 6.1(d), or 6.1(f)(ii) of the EDC Agreement; (ii) the failure to deliver an officer’s certificate when required under Section 5.1(c) of the EDC Agreement to the extent that the EDC Agreement requires such delivery at the time of delivery of the Annual Reports or any of the Quarterly Reports, and (iii) the Events to the extent that such Event of Default or Specified Event of Default arises under Sections 4.1(d)(i) or 5.7 of the EDC Agreement. We refer to the waivers set forth above in this paragraph as the “Waivers”. The Waivers will terminate on the earliest to occur of (A) the date on which Nortel Networks has filed each of the Third Quarter Reports and 2004 Annual Reports with the SEC; (B) 11:59 pm Eastern Time on April 30, 2005; or (C) for greater certainty, but without in any way extending the limited waiver contained herein, the date on which any Material Debt becomes due before its stated maturity.

     The Company hereby represents and warrants to EDC that as of the date hereof no Default, Event of Default or Specified Event of Default, other than those specifically waived herein, has occurred and is continuing under the EDC Agreement.

     In consideration of the Waivers by EDC herein, the Company hereby: (i) waives any notice requirement under Section 6.1 (d) of the EDC Agreement with respect to any Event of Default that would otherwise result from the Events but that is waived herein; (ii) agrees that the proviso to the last sentence of Section 5.7 of the EDC Agreement shall not apply as long as any of the Waivers remain in effect; and (iii) agrees that, notwithstanding the provisions of Section 2.1(a) of the EDC Agreement, until such time as all of the Waivers have terminated and no Default or Event of Default exists under the EDC Agreement, any Support (including without limitation any Support under the Small Bonds Facility) provided by EDC under the EDC Agreement and under any EDC Support Agreement shall be provided on an uncommitted basis and at the sole discretion of EDC, subject to such conditions precedent as EDC may require, including without limitation those applicable to the Receivables Bonding Facility and the General Support Facility.

     The EDC Agreement (as amended herein) and the Master Indemnity Agreement are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of EDC under the EDC Agreement or the Master Indemnity Agreement, nor does it or shall it constitute a waiver of any provision of the EDC Agreement or the Master Indemnity Agreement or of any Event of Default or Specified Event of Default (including without limitation any Event of Default or Specified Event of Default arising from or related to the Restatements) other than those expressly provided herein.

     This letter agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

     Please indicate your agreement with the foregoing (including the Waivers) by having the enclosed duplicate copy of this letter agreement executed in the space provided below by duly authorized representatives of EDC and returned to us.

NORTEL NETWORKS LIMITED
By:	/s/ Gordon A. Davies
	Name:	Gordon A. Davies
	Title:	Assistant General Counsel — Securities and Corporate Secretary

By:	/s/ Peter W. Currie
	Name:	Peter W. Currie
	Title:	Executive Vice-President and Chief Financial Officer

Confirmed and Agreed:

EXPORT DEVELOPMENT CANADA

By:	/s/ Howard Clysdale

Name: Title:	Howard Clysdale Financial Services Manager

By:	/s/ David B. Guy

Name: Title:	David B. Guy Director, Telecom Team